UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 31, 2006

                              DHB INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


        DELAWARE                  001-13112                  11-3129361
------------------------  ------------------------  ----------------------------
(State of Incorporation)  (Commission File Number)  (IRS Employer Identification
                                                              Number)

  2102 SW 2ND STREET, POMPANO BEACH, FLORIDA                        33069
  ------------------------------------------                     ----------
   (Address of principal executive office)                       (Zip Code)

                                 (954) 630-0900
          -------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          -------------------------------------------------------------
                 (Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

FORBEARANCE AGREEMENT EXTENSION

         Effective August 24, 2006, DHB Industries, Inc. (the "Company") and its subsidiaries entered into a Forbearance Agreement with LaSalle Business Credit, LLC (the "Lender"). Pursuant to the Forbearance Agreement, the Lender agreed to forbear, through and including October 1, 2006, from exercising certain of its default-related rights and remedies under the Loan and Security Agreement, dated as of September 24, 2001, as amended (the "Loan Agreement"), arising out of the occurrence of certain events of default thereunder (the "Events of Default"). On September 29, 2006, the Company and the Lender agreed to extend the expiry date of the Forbearance Agreement to October 31, 2006.

         On October 31, 2006, the Company and the Lender agreed to further extend the expiry date of the Forbearance Agreement to December 14, 2006 and to make certain other modifications to the agreement.

         Pursuant to the terms of the extension of the Forbearance Agreement, the Lender has agreed, among other things, (1) to continue to make revolving loans to the Company's subsidiaries in accordance with the terms of the Loan Agreement; (2) to defer until December 14, 2006 the payment of a $3 million amortization payment originally due on July 1, 2006 and a $3 million amortization payment due on October 1, 2006.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              DHB INDUSTRIES, INC.



                              By: /s/ THOMAS C. CANFIELD
                                 ----------------------------
                                    Name: Thomas C. Canfield
                                    Title:  General Counsel

Dated:  November 6, 2006